EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ryder System, Inc.:

We consent to the use of our report dated February 4, 1998, which report is incorporated by reference in the Annual Report on Form 10-K of Ryder System, Inc. for the year ended December 31, 1997, which Form 10-K is incorporated by reference into this Registration Statement on Form S-8, for the Ryder System, Inc. Stock Purchase Plan for Employees. Our report refers to a change in the method of accounting for charitable contributions in 1995.



/s/ KPMG Peat Marwick LLP



Miami, Florida
June 24, 1998